UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 19, 2013

Commission File #: 000-53723

IMMUNOVATIVE, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
  (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 19, 2013, Dr. David L. Wolitzky was appointed as a new member of the Board of Directors (the “Board”) of the Immunovative, Inc. (the “Company”).

Dr. Wolitzky, age 76, received his Bachelor of Arts in 1957 from The City College of New York and his Ph.D. in Clinical Psychology in 1961 from the University of Rochester. He is also a graduate of the New York Psychoanalytic Institute in 1972. Since 1974, Dr. Wolitzky has been a tenured faculty member in the Department of Psychology, New York University. His many years there of teaching, research, supervisory, and administrative experience included serving as the Director of the Clinical Psychology Ph.D. Program, the N.Y.U Psychology Clinic, and as a Co-Director of the N.Y.U. Postdoctoral Program in Psychotherapy and Psychoanalysis and as a supervisor of candidates in training. His other professional activities include publication of numerous articles and book chapters, edited books, forensic evaluation in child custody cases, psychological assessments of individuals being considered for high-level executive positions in industry, extensive experience as a book editor, and the practice of psychotherapy. He also has served on the New State Board of Psychology, Office of Professional Discipline.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

On March 19, 2013, Dr. Wolitzky was granted 1,250,000 shares of the Company’s common stock, par value $0.00001.  All such shares are “restricted” as such term is defined by the Securities Act of 1933.  The Company has not entered into any other compensatory agreements or plan with Dr. Wolitzky.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press release dated March 19, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOVATIVE, INC

Date: March 20, 2013	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer

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